Oakley Appoints Frits van Paasschen, Coors Brewing Company President and CEO, to Board of Directors

FOOTHILL RANCH, Calif., Sept. 26, 2005 (PRIMEZONE) -- Oakley, Inc. (NYSE:OO) today announced the appointment of Frits van Paasschen to the company's Board of Directors. Mr. van Paasschen is president and chief executive officer of Coors Brewing Company, a subsidiary of Molson Coors Brewing Company (NYSE:TAP). Coors Brewing Company is the third largest brewer in the U.S. The company's brands include Coors Light, Molson Canadian, Coors, Killian's Irish Red, Aspen Edge, Keystone, Blue Moon and Zima XXX.

"With an extensive history of proven financial, strategic and operational experience, Frits brings outstanding oversight and expertise to our strong board of directors," said Oakley Chairman Jim Jannard. "His experience with some of the world's most recognized consumer brands and leadership in key markets outside the U.S. will be valuable as we strive to grow our business. I look forward to Frits' many contributions and to the continued guidance and counsel of each board member."

Prior to joining Coors Brewing Company, Mr. van Paasschen worked for Nike, Inc. from 1997-2004, serving as corporate vice president and general manager of Nike's Europe, Middle East and Africa (EMEA) region. In this position, he guided regional revenues to nearly $4 billion from approximately $2.5 billion over a four year period. He also served as vice president/general manager of the Canadian, Latin American and African business units from 1998 to 2000 including establishing the company's presence in Brazil, and prior to that, was vice president of global strategic planning.

Mr. van Paasschen also held executive positions with Disney Consumer Products and was previously engaged in management and business consulting. He earned a bachelor's degree in economics and biology from Amherst College in Massachusetts and a master's degree in business administration from Harvard Business School.

Oakley's Board of Directors

Mr. van Paasschen qualifies as an independent director under the listing standards of the New York Stock Exchange, Inc. and the company's Corporate Governance Guidelines and will serve on the Nominating and Corporate Governance Committee. His appointment brings Oakley's Board of Directors to eight members including founder and Chairman Jim Jannard, Chief Operating Officer Link Newcomb, and independent directors Tom Davin, Mary George, Colombe Nicholas, Mike Puntoriero and Greg Trojan. Each of the Board's committees continues to be comprised solely of independent directors.

About Oakley, Inc.

Oakley: a world brand, driven to ignite the imagination through the fusion of art and science. Building on its legacy of innovative, market-leading, premium sunglasses, the company offers a full array of products including performance apparel and accessories, prescription eyewear, footwear, watches and electronics to consumers in more than 100 countries. Trailing-12-month net sales through June 30, 2005, totaled $615.3 million and generated net income of $49.0 million. Oakley, Inc. press releases, SEC filings and the company's annual report are available at www.oakley.com.

The Oakley Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1533

Safe Harbor Disclaimer

This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to growth and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the company. Forward-looking statements typically are identified by the use of terms such as "look," "may," "will," "should," "might," "believe," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: risks related to new product introductions in the company's electronics category; the company's ability to maintain approved vendor status and continue to receive product orders from the U.S. military; the company's ability to integrate and operate acquisitions, the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Luxottica Group S.p.A, which, as a major competitor, could materially alter or terminate its relationship with the company; the company's ability to expand and grow its distribution channels and its own retail operations; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; a weakening of economic conditions could continue to reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; terrorist acts, or the threat thereof, could adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate licensing arrangements without adversely affecting operations and the success of such initiatives; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential impact of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; earthquakes or other natural disasters; the company's ability to identify and execute successfully cost control initiatives; and other risks outlined in the company's SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

CONTACT:  Oakley, Inc.
          Editorial contacts:
          Lance Allega, Director of Investor Relations
          949/672-6985
          lallega@oakley.com

          PondelWilkinson Parham
          Ron Parham
          Investor Relations Counsel
          503/924-1186
          rparham@pondel.com